EXHIBIT 23.2

                   [Letterhead of PricewaterhouseCoopers LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Calpine Corporation 2000 Employee Stock Purchase Plan of our report dated March 23, 2004 relating to the financial statements and financial statement schedules for Calpine Corporation, appearing in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.



                                                  /s/ PRICEWATERHOUSECOOPERS LLP



Los Angeles, California
July 13, 2004